PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of September 13, 2022 (the “Effective Date”) by and between AEI Income & Growth Fund 25, LLC, a Delaware limited liability company, as to an undivided 60% interest and AEI Income & Growth Fund 26, LLC, a Delaware limited liability company, as to an undivided 40% interest, (together, the “Seller”) and Zi Qian Zhang an individual or his assigns (“Buyer”). Seller desires to sell, and Buyer desires to purchase, all of Seller’s right, title and interest in the real property and improvements thereupon located at 6959 E. 21st Street, Wichita, Kansas, as more particularly described on Exhibit “A” attached hereto (together with all fixtures, equipment and personal property owned by Seller and located at 6959 E. 21st Street, Wichita, Kansas, if any, the “Property”).

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1.
Property.  The Property to be sold by Seller to Buyer in this transaction consists of an undivided 100% interest in the Property, together with all fixtures, equipment and personal property owned by Seller and located on the Property, if any. Property consists of approximately 5.62 acres of land, including a 52,259 square foot building.
2.
Lease.  The Property is being sold subject to an existing Lease of the Property dated September 21, 2017, by and between Seller, as lessor, and Biomat USA, Inc., a Delaware corporation, as lessee (the “Tenant”) (collectively, the “Lease”).

3.
Purchase Price.  The Purchase Price for the Property is $2,500,000 (the “Purchase Price”). If all conditions precedent to Buyer’s obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with the Escrow Agent (as defined below) on or before the Closing Date.

4.
Terms.  The Purchase Price will be paid by Buyer as follows:

a)
Within three (3) business days of the Effective Date of this Agreement, Buyer will deposit $75,000 (the “Earnest Money”) into an interest-bearing account with First American Title Insurance Company, 1380 17th Street, Denver, CO 80202, Attn: Marina Garza; phone number: (720) 672-7187; email: mgarza@firstam.com (the “Title Company” or “Escrow Agent”). Upon expiration of the Review Period (as defined below), unless this Agreement shall be canceled pursuant to Section 5 hereof or unless Seller defaults hereunder, or in the event of a casualty or condemnation, subject to the provisions of Section 16 below, the Earnest Money shall become non-refundable. The Earnest Money shall be credited against the Purchase Price at Closing.

b)
Buyer will deposit the balance of the Purchase Price into escrow in sufficient time to allow escrow to close on the Closing Date.

5.
Due Diligence.  Buyer will have ninety (90) days from the Effective Date of this Agreement (the “Review Period”) to conduct all of its inspections and due diligence and satisfy itself regarding the Property and this transaction, including obtaining all necessary permits and approvals required by Buyer for Buyer’s intended use of the Property. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property, and this indemnity shall survive Closing or termination of this Agreement. Within three (3) business days of the Effective Date of this Agreement, Seller shall provide, to the extent such items are in its possession, the items listed on Exhibit “B” (“Seller’s Materials”).

Buyer may cancel this Agreement before the expiration of the Review Period for any reason or no reason in its sole discretion by delivering a cancellation notice to Seller and Escrow Agent prior to the expiration of the Review Period. If this Agreement is not cancelled as set forth above, the Earnest Money shall be non-refundable unless Seller shall default hereunder, or in the event of a casualty or condemnation, subject to the provisions of Section 16 below.

If Buyer cancels this Agreement before the expiration of the Review Period, as permitted under this Section, except for any escrow cancellation fees charged by the Title Company and any liabilities under the first paragraph of Section 5 of this Agreement and those provisions stating otherwise (which will survive), Seller (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall cause the Title Company to return to Buyer its Earnest Money and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Buyer, Seller or anyone else.

If Buyer fails to close this transaction at no fault of Seller, Buyer will be irrevocably deemed in default of this Agreement. Upon default by Buyer, Seller may, as its option, retain the Earnest Money as its sole and exclusive remedy and declare this Agreement null and void, in which event Buyer will be deemed to have cancelled this Agreement and relinquish all rights in and to the Property, or Seller may exercise its rights hereunder.

6.
Closing Date.  Escrow shall close (the “Closing”) on or before fifteen (15) days following the expiration of the Review Period set forth above (the “Closing Date”), unless the parties mutually agree otherwise.

7.
Escrow.  Escrow shall be opened upon execution of this Agreement by both parties. A copy of this Agreement will be delivered to the Title Company and will serve as escrow instructions together with the Title Company’s standard instructions, any additional instructions required by Seller and/or Buyer or their respective counsels, and any additional instructions required by the Title Company to clarify its rights and duties. The parties agree to sign these additional instructions. If there is any conflict between these other instructions and this Agreement, this Agreement shall control.

8.
Title.  Seller, at its sole expense, within three (3) business days of the Effective Date, shall order a title insurance commitment, along with underlying documents to include any exceptions or easement or declarations/CAM affecting the Property, for an Owner’s Title Insurance Policy (collectively, the “Title Commitment”). Closing will be conditioned on the agreement of the Title Company to issue an Owner’s Title Insurance Policy, dated as of the Closing Date, in an amount equal to the Purchase Price, insuring that Buyer will own insurable fee simple title to the Property subject only to: current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the Lease; and the Permitted Exceptions, as defined herein. Within fifteen (15) business days of the Effective Date, Buyer may, at its sole expense, order and obtain a survey of the Property (the “Survey”). Buyer hereby acknowledges that if Buyer desires to remove the survey exception from the Title Commitment, it shall be Buyer’s responsibility to obtain such Survey.

Buyer shall be allowed ten (10) days after receipt of both the Survey (if timely ordered as set out above) and the Title Commitment for examination and the making of any title objections thereto (collectively the “Title Objections”), said Title Objections to be made in writing or deemed waived (such written notice of Buyer’s Title Objections to be hereinafter referred to as the “Notice of Objections”). Except as set forth below, any title exception disclosed by the Title Commitment or Buyer’s survey and not listed in such Notice of Objections shall be deemed a “Permitted Exception” under this Agreement.

If Seller shall fail to cure or eliminate all the Title Objections listed in the Notice of Defect within ten (10) business days after receipt of the Notice of Objections (the “Title Cure Period”), then Buyer within five (5) business days thereafter (the “Election Period”) may elect either to: (a) accept the Property subject to the title exception(s) not cured (in which case such title exception(s) shall become a Permitted Title Exception(s) hereunder), or (b) terminate this Agreement.  If Seller shall fail to cure or eliminate all the Title Objectiosn listed in the Notice of Defect, the Review Period shall be deemed extended as necessary to allow Buyer’s full Election Period after Seller’s Title Cure Period.

In the event that Seller agrees to cure a Title Objection and commences such cure, but the same cannot be cured within the Title Cure Period, the Buyer may, by written notice to Seller, preserve such Title Objection such that the cure of such Title Objection shall be a condition precedent to Buyer’s obligation to close. Buyer shall elect to either (a) accept the Property subject to the Permitted Exceptions or (b) terminate the Agreement by written notice to Seller delivered within five (5) business days following the end of the Title Cure Period, and the failure to deliver such election notice shall constitute an election to proceed under clause (a) above.  Any mortgage, security deed, lien, lis pendens, judgment, or other claim in a liquidated amount incurred by Seller during Seller’s ownership of the Property and which constitutes an exception to the title to the Property shall not in any event be a Permitted Title Exception hereunder, but such claim shall be paid or satisfied out of the sums payable by Buyer at Closing, and the proceeds of sale payable to Seller shall be reduced accordingly.

At all times after the Effective Date of this Agreement and prior to Closing, Buyer shall have the obligation to notify Seller of any additional title exception which first appears of record after the effective date of the Title Commitment, or otherwise becomes known to Buyer. Buyer shall be allowed three (3) business days after notice of such additional title exception for examination and the making of any new Title Objections thereto by written notice to Seller (“Notice of New Objections”). Except as set forth herein, any title exception disclosed to Buyer and not listed in such Notice of New Objections shall be deemed a Permitted Exception. If Seller shall fail to cure or eliminate all the new Title Objections listed in the Notice of New Objections within ten (10) business days after receipt of the Notice of New Objections (the “Second Title Cure Period”), then Buyer may elect either to: (a) accept the Property subject to the new title exception(s) not cured (in which case such new title exception(s) shall become a Permitted Exception(s) hereunder), or (b) terminate this Agreement.

9.
Closing Costs.  Seller shall pay the title search and exam fees. Seller shall pay all transfer taxes (state, county, and municipal, as applicable) and one-half (1/2) of escrow and recording fees. Seller shall pay any and all brokerage commissions per separate agreement. Except as set forth above, both parties represent to the other that they have not been represented by a broker, and agree to hold the other harmless from any claim of brokerage commission by, through, or as a result of representation of the other party.

Buyer shall pay the Owner’s Title Insurance Policy Premium, plus the full cost of any endorsements to the Owner’s Title Insurance Policy as Buyer may require for such policy, and the full cost of any premiums for any Lender’s policy of Title Insurance. Buyer will pay one-half (1/2) of all recording and escrow fees. The cost of any survey shall be paid by Buyer.

Each party will pay its own attorney’s fees and costs to document and close this transaction.

Pursuant to the Kansas Real Estate Brokers’ and Salesperson’ License Act, the Buyer and Seller have been notified that NAI Martens (NAI) is functioning Agent of the Seller. KeyPoint Partners (KeyPoint) is functioning as Agent of the Buyer. Seller and Buyer represent and warrant that there are no claims for broker, finder or leasing fees and/or commissions in connection with the execution of this Agreement except real estate commissions to NAI and KeyPoint per a separate agreement on file with Seller in which a 5% commission of the total sale consideration shall be split equally between NAI and KeyPoint from the sale proceeds at closing.

10.
Real Estate Taxes, Special Assessments and Prorations.  The responsibility for all real property taxes for the current tax period and all expenses (including but not limited to common area maintenance expenses and fees), if any, that are the responsibility of Seller, shall be prorated between Buyer and Seller as of the Closing Date.

All income and all operating expenses from the Property, if any, shall be prorated between the parties and adjusted by them as of the Closing Date. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the Closing Date. Buyer shall be entitled to all income earned, and shall be responsible for all operating expenses of the Property incurred, on and after the Closing Date.

11.
Seller’s Representations and Agreements.  Seller represents and warrants as of the Effective Date and continuing through the Closing Date that:

i.
Except for the existing Lease with the existing Tenant, Seller is not aware of any leases of the Property.

ii.
Seller has not received notice of any pending litigation or condemnation proceedings against the Property or Seller’s interest in the Property.

b)
Except as previously disclosed to Buyer, there are no contracts Seller has executed that would be binding on Buyer after the Closing Date.

d)
Provided that Buyer performs its obligations as required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Seller after the Closing Date without Buyer’s prior consent, which will not be unreasonably withheld or delayed.

e)
As of the Effective Date, Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system. To the best of Seller’s knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any such notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement within ten (10) days after receipt of Seller’s notice and the Earnest Money will be returned to Buyer. If Buyer does not inform Seller of its intent to terminate this Agreement, the Buyer shall have waived its right to terminate the contract under this provision.

f)
As of the Effective Date, Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement within ten (10) days after receipt of Seller’s notice and the Earnest Money will be returned to Buyer. If Buyer does not inform Seller of its intent to terminate this Agreement, the Buyer shall have waived its right to terminate the contract under this provision.

g)
As of the Effective Date, Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller’s knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer’s successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller’s gross negligence or intentional misconduct. If Seller shall receive any such notice to the contrary prior to the Closing Date, Seller will inform Buyer prior to the Closing Date, and Buyer may terminate this Agreement within ten (10) days after receipt of Seller’s notice and the Earnest Money will be returned to Buyer. If Buyer does not inform Seller of its intent to terminate this Agreement, the Buyer shall have waived its right to terminate the contract under this provision.

h)
The execution, delivery, and performance of this Agreement is a valid and legally binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting enforcement and by the availability of injunctive relief or specific performance.

i)
The execution and performance of this Agreement will not, to Seller's knowledge, result in a breach or default of any material agreement, instrument, order, judgment, or decree to which Seller is a party and which relates to the business of Seller or by which the Property is bound.

j)
Seller is not a foreign person selling property as described in the Foreign Investment in Real Property Tax Act ("FIRPTA") and agrees to deliver an affidavit at Closing reflecting that Seller is not such a foreign person and provide Seller's tax identification number ("Tax Affidavit").

k)
No other consent is required from any court, governmental entity, or other person in connection with the execution and performance of this Agreement except those consents and approvals described in this Agreement and those consents which may pertain to Tenant, if any.  Seller shall take commercially reasonable efforts to obtain any such required consents pertaining to Tenant prior to closing.

The Parties agree that the provisions of this Section 11, subsections (a) through (k), shall survive the Closing Date for a period of twelve (12) months.

12.
Buyer’s Representations and Agreements.  Seller represents and warrants as of the Effective Date and continuing through the Closing Date that:

a)
Buyer agrees that it is purchasing the Property in its present condition, “as is, where is,” and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

b)
Buyer acknowledges that, having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any representations or information provided by Seller or to be provided by Seller, except as set forth herein. Buyer further acknowledges that the information provided, or to be provided, by Seller with respect to the Property was obtained from a variety of sources and Seller has not (a) made independent investigation or verification of such information, and (b) makes no representations as to the accuracy or completeness of such information, except as herein set forth. The sale of the Property as provided for herein is made on an “as-is, where-is” basis and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, suitability for lease, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property. Seller makes no representations of any sort that ownership of the Property will result in a profit to any Buyer.

c)
Buyer acknowledges that Seller cannot, and does not, make any representation as to (i) the success, or lack thereof, of the Property or continuation of the Lease post-Closing, or (ii) the appropriateness of purchasing the Property for the Buyer’s individual tax or financial situation or tax or financial objectives. Buyer acknowledges that it is relying solely upon its own examination of the Property and all facts surrounding the purchase of the Property including the merits and risks involved therein.

d)
In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing Date, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

e)
Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

f)
To Buyer’s knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (i) any applicable provisions of law, (ii) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

The Parties agree that the provisions of this Section 12, subsections (a) through (f), shall survive the Closing Date for a period of twelve(12) months.

13.
Closing.

a)
Before the Closing Date, Seller will deposit into escrow an executed special warranty deed, in form reasonably acceptable to Buyer and the Title Company, warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the exceptions provided herein.

b)
Before the Closing Date, Seller will deposit into escrow an executed Bill of Sale covering personal property of Seller located on the Property, if any.

c)
On or before the Closing Date, Buyer will deposit into escrow the balance of the Purchase Price when required hereunder and any additional funds required of Buyer (pursuant to this Agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the Title Company any other documents reasonably required by the Title Company to close escrow.

d)
On or before the Closing Date, Seller and Buyer will deliver or cause to be delivered to Escrow Agent an Assignment and Assumption of Lease, duly executed and acknowledged by Seller and Buyer, assigning all of Seller’s interest in, to, and under the Lease to Buyer. Seller shall credit to the Purchase Price at Closing any security deposit held related to the Lease.

e)
If required by the terms of the Lease, on or before the Closing Date, Seller will deposit into escrow a notice to Tenant of the sale of the Property to Buyer and of the Assignment and Assumption of Lease, such notice to be delivered by the Title Company to Tenant upon Closing.

f)
On or before the Closing Date, Seller will deposit into escrow a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) of the Lease, as is reasonably acceptable to Buyer and Buyer’s Lender, if any, with such SNDA to be delivered by the Title Company to Buyer upon Closing.

g)
On or before the Closing Date, Seller will deposit into escrow a Tenant Estoppel Certificate (the “Estoppel”), as is reasonably acceptable to Buyer, with such Estoppel to be delivered by the Title Company to Buyer upon Closing.

h)
On or before the Closing Date, Seller will deposit into escrow a duly-executed affidavit reasonably required by the Title Company in order to cause the Title Company to issue the Title Policy without the Standard Exceptions (subject to Buyer providing survey of the Property acceptable to the Title).

i)
On or before the Closing Date, Seller will deposit into escrow the original (or copy, if Seller does not have original) of the Lease of the Property, with any amendments, with such originals to be delivered by the Title Company to Buyer upon Closing.

j)
On or before the Closing Date, Seller will deposit into escrow a duly-executed Nonforeign Affidavit as required by the Title Company.

k)
On or before the Closing Date, Seller will deposit into escrow duly-Executed Real Estate Validation Questionnaire. Seller will cooperate with Buyer in supplying information necessary to prepare the questionnaire.

l)
On the Closing Date, if escrow is ready to close, the Title Company will: record the deed in the official records of the county where the Property is located; cause the Title Company to commit to issue the title policy; immediately deliver to Seller the portion of the Purchase Price deposited into escrow by cashier’s check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the Title Company’s certified combined Closing statement showing all charges to all parties and take all other actions necessary to close escrow.

14.
Defaults.  IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BY REASON OF A DEFAULT OF BUYER UNDER THIS AGREEMENT, THE EARNEST MONEY (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES, AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON AFTER NEGOTIATION AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AGAINST BUYER IN THE EVENT THE CLOSING DOES NOT OCCUR BY REASON OF BUYER’S DEFAULT. BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISIONS COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL OR HAD THE OPPORTUNITY TO SEEK COUNSEL TO UNDERSTAND THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED. IF SELLER SHALL DEFAULT HEREUNDER, THEN BUYER MAY TERMINATE THIS AGREEMENT, WHEREUPON THE ENTIRE EARNEST MONEY SHALL BE RETURNED TO BUYER (TOGETHER WITH ALL INTEREST, IF ANY, EARNED THEREON).

15.
Omitted.  .

16.
Damages, Destruction and Eminent Domain.

a)
If, prior to the Closing Date, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer’s option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 5 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16(a) for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer’s right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.

b)
If the cost of repair is less than $10,000.00, Seller shall credit Buyer for the cost of the repairs. Buyer shall then be obligated to otherwise perform hereunder.

c)
If, prior to the Closing Date, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer’s option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price, and Seller shall assign to Buyer the Seller’s right, title, and interest in and to any award made, or to be made, in the condemnation proceeding, subject to rights of any Tenant of the Property.

d)
In the event that this Agreement is terminated by Buyer pursuant to this Agreement, the Earnest Money shall be immediately returned to Buyer after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

17.
1031 Exchange.  Buyer and Seller shall reasonably cooperate with each other, at no additional cost, obligation, or liability if either party intends to structure this transaction as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, as amended.

18.
Cancellation.  If any party elects to cancel this Agreement because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to Escrow Agent a notice containing the address of the party in breach and stating that this Agreement shall be cancelled unless the breach is cured within three (3) days following the delivery of the notice to the breaching party. Within three (3) days after receipt of such notice, the Escrow Agent shall send it by a nationally recognized courier service guaranteeing overnight delivery to the party in breach at the address contained in the notice and no further notice shall be required. If the breach is not cured within three (3) days following the delivery of the notice to the breaching party, this Agreement shall be cancelled.

19.
Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which shall constitute one and the same instrument. Any person may rely upon a photocopy, facsimile, or electronically transmitted signature (e.g. DocuSign) to this Agreement.

20.
Expiration.  Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller, and Seller has five (5) days from receipt hereof within which to accept this offer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller, and their respective successors and assigns.

21.
Choice of Law.  This Agreement shall be governed by, and construed in accordance with the laws of the state in which the Property is located.

22.
Notices.  All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or by email to the respective email address set forth below, or to such other address as such party may hereafter designate by written notice to the other party. Refusal, rejection, or return of any notice otherwise properly delivered as set forth herein shall be deemed to constitute delivery of such notice.  Notice given in accordance herewith shall be deemed effectively given upon delivery to the address of the addressee.

If to Seller:

      AEI Fund Management, Inc.
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101
Attn: Kyle Hagen
Email: khagen@aeifunds.com

With a copy to:

      AEI Fund Management, Inc.

1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101
Attn: Marissa Lassaux & Stacee Windle
Email: mlassaux@aeifunds.com / swindle@aeifunds.com

If to Buyer:

139 Front Street

Fall River, MA 02721

Attn: Zi Qian Zhang

Email:

With a copy to:

Hite, Fanning & Honeyman L.L.P.

100 N. Broadway, Suite 950

Wichita, Kansas 67202

Attn:  Scott M. Hill

Email:  hill@hitefanning.com

23.
Miscellaneous.

a)
This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney’s fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

b)
If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the Closing Date or exercise any remedy available to it by law, including terminating this Agreement.  If this escrow has not closed by the Closing Date through no fault of Buyer, Buyer may, at its election, extend the Closing Date or exercise any remedy available to it by law, including terminating this Agreement.

c)
Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier’s checks or wire transfers, subject to the Title Company’s requirements.

d)
Buyer shall have the right to assign this Agreement at Closing to any entity or entities affiliated with or related to Buyer without the consent of Seller (provided that Buyer shall notify Seller at least five (5) days prior to Closing to allow the parties to modify the Closing documentation accordingly).  Other than the foregoing, Buyer shall not be entitled to assign any of its right, title, and interest herein without Seller’s prior consent. Any assignee shall expressly assume all of Buyer’s duties, obligations, and liabilities hereunder, and Buyer shall be released from any of its obligations hereunder.

e)
Whenever the last day for the exercise of any right or the discharge of any obligation under this Agreement shall fall upon a Saturday, Sunday, or any public or legal holiday, the party having such right or obligation shall have until 5:00 p.m. (Central Standard Time) on the next succeeding regular business day to exercise such right or discharge such obligation.  Time is of the essence of this Agreement.

f)
The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions hereof.

g)
All of the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

h)
No failure to strictly enforce any provision hereof shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision.

i)
This Agreement may be executed in one or more counterparts by the parties hereto.  All counterparts shall be construed together and shall constitute one agreement.  Each counterpart shall be deemed an original hereof notwithstanding less than all of the parties may have executed it.  All facsimile and emailed executions shall be treated as originals for all purposes.

j)
All parties agree to sign any and all further documents reasonably necessary to implement the terms hereof.

[SIGNATURES PAGES FOLLOW]

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement to be effective as of the Effective Date.

SELLER:

AEI INCOME & GROWTH FUND 25, LLC
a Delaware limited liability company

By:
AEI Fund Management XXI, Inc.,
a Minnesota corporation
its managing member

By: _/s/ Marni Nygard__ _____________
Name: Marni Nygard
Title: President
Date: _____9/13/2022 _______________
AEI INCOME & GROWTH FUND 26, LLC,
a Delaware limited liability company

By:
AEI Fund Management, XXI, Inc,
a Minnesota corporation
its managing member

By: _/s/ Marni Nygard__ _____________
Name: Marni Nygard
Title: President
Date: _____9/13/2022 _______________

BUYER:

[BUYER ENTITY TBD],
a ________________________________

By: ____/s/ Zi Qian Zhang____________
Name: Zi Qian Zhang
Title: _____________________________
Date: ______09/13/2022 _____________

Exhibit A

(Legal Description)
Parcel 1:
Lot 2, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas, more specifically described as follows:
Beginning at the Northeast corner of Lot 2, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas; thence, South 0 degrees 00'00" East a distance of 500.00 feet to the Southeast corner of said Lot 2; thence North 90 degrees 00'00" West a distance of 490.90 feet to the Southwest corner of said Lot 2; thence North 0 degrees 00'00" East a distance of 500.00 feet to the Northwest corner of said Lot 2; thence, North 90 degrees 00'00" East a distance of 490.90 feet to the point of beginning.
Parcel 2:
A non‑exclusive easement for the benefit of Parcel 1 as created by the instrument dated October 10, 1994 and recorded November 17, 1994, on Film 1489, Page 1020, for the purpose of joint ingress and egress over and across the north 75 feet of the east 25 feet of Lot 1, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas.
Parcel 3:
A non‑exclusive easement for the benefit of Parcel 1 as created by the instrument dated November 6, 1996 and recorded November 8, 1996, on Film 1652, Page 1358, for the purpose of vehicular (and pedestrian) ingress, egress, passage and delivery and installation, construction, repair and maintenance of utilities over, under, and across the following described premises: Commencing at the Northeast corner of Lot 1, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas; thence South along the East line of said Lot 1 a distance of 75.00 feet for the point of beginning; thence continuing South without deflection 381.94 feet; thence with a deflection angle 89,a57'01" right‑West 140.43 feet; thence following the arc of a curve to the left having a radius of 63.00 feet Southwesterly 48.77 feet; thence continuing tangent from said curve 10.21 feet to the Westerly line of said Lot 1; thence with a deflection angle 90,a00'00" right‑Northwesterly along the Westerly line of said Lot 1 a distance of 30.00 feet; thence with a deflection angle 90,a00'00" right‑Northeasterly 10.21 feet; thence following the arc of a curve to the right having a radius of 93.00 feet Northeasterly 72.00 feet; thence continuing tangent from said curve 95.48 feet; thence following the arc of a curve to the left having a radius of 30.00 feet Northeasterly 47.10 feet; thence continuing tangent from said curve and parallel with the East line of said Lot 1 a distance of 321.98 feet; thence with a deflection angle 90,a00'00" right‑East parallel with the North line of said Lot 1 a distance of 15.00 feet to the point of beginning.
Parcel 4:
A non‑exclusive easement for the benefit of Parcel 1 as created by the instrument dated October 10, 1994 and recorded November 17,1994 on Film 1489, Page 1019, for the purpose of constructing, maintaining, and repairing a drainage system, over, along, and under the following described tracts of land to‑wit: The centerline of a 10 foot drainage easement described as follows: Beginning at a point on the East line and 15 feet South of the Northeast corner of Lot 1, Block 1, of said Addition; thence West, parallel to and 15 feet South of the North line of said Lot 1, 305 feet; thence Northwesterly to a point on the West line and 5 feet South of the Northwest corner of said Lot 1; AND The centerline of a 10 foot drainage easement described as follows: Beginning at a point on the East line and 39 feet North of the Southeast corner of Lot 1, Block 1, of said Addition; thence Southwesterly to a point on the West line and 46.03 feet Northwest of the Southwest corner of said Lot 1.

Exhibit B

(Seller’s Materials)

The following Seller’s Materials will be provided by Seller, to the extent such items exist in Seller’s possession:
a)
A copy of Seller’s existing Owner’s Title Policy for the Property, with copies of its underlying documents;
b)
A copy of Seller’s existing as-built ALTA survey of the Property;
c)
A complete copy of the Lease, and any amendments thereto, including but not limited to guaranties, amendments, assignments of lease, letter agreements, commencement agreements, and any memorandum of leases;
d)
A copy of Seller’s existing Phase I Environmental Site Assessment report;
e)
A copy of the existing insurance certificate(s) for the Property;
f)
A copy of the Certificate of Occupancy from the governing municipality;
g)
Copies of the existing final building plans and specifications for the improvements; and
h)
A copy of the most recent real estate tax statement for the Property.

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (the “Amendment”) is entered into to be effective as of November __10_, 2022, by and between AEI INCOME & GROWTH FUND 25, LLC, a Delaware limited liability company and AEI INCOME & GROWTH FUND 26, LLC, a Delaware limited liability company (collectively, the “Seller”) and ZI QIAN ZHANG, an individual, or its assigns (the “Buyer”).

A.
Buyer and Seller entered into that Purchase and Sale Agreement dated effective September 13, 2022 (the “Purchase Agreement”) for acquisition of the real estate to be legally described on Exhibit A attached hereto.

B.
The Due Diligence Period expires on December 12, 2022, but Buyer and Seller agree that Buyer shall be provided with an additional period of time to review certain due diligence items.

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree to amend the Purchase Agreement as follows:

1.
The following amendment is made to the Purchase Agreement:

The Due Diligence Period, as set forth in Section 5 of the Purchase Agreement, which expires on December 12, 2022, is extended through January 26, 2023. Buyer hereby agrees and represents that all applicable permits have been requested and/or all applications will be made no later than November 28, 2022.

Except as specifically provided herein, there are no further amendments or modifications of the Purchase Agreement, and the Purchase Agreement shall remain in full force and effect but for this Amendment.

2.
All capitalized terms used herein shall have the same meaning as provided in the Purchase Agreement, unless ordinarily capitalized or otherwise defined herein.
3.
This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.  When executed by both parties, this Amendment shall be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.
4.
This Amendment shall be governed by and construed in accordance with the state in which the Property is located.

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment to Purchase and Sale Agreement to be effective as of the date set forth above.
SELLER:
AEI INCOME & GROWTH FUND 25, LLC
a Delaware limited liability company
By: AEI Fund Management XXI, Inc.,
       a Minnesota corporation
Its: managing member

By:
/s/ Marni Nygard
Name: ___Marni Nygard_______
Its: ___President______________

AEI INCOME & GROWTH FUND 26, LLC
a Delaware limited liability company
By: AEI Fund Management XXI, Inc.,
       a Minnesota corporation
Its: managing member

By:
/s/ Marni Nygard
Name: ___Marni Nygard_______
Its: ___President______________

Date: ___11/10/2022___________

BUYER:

By:
/s/ Zi Qian Zhang
       Zi Qian Zhang

Date: ___11/10/2022___________

EXHIBIT “A”

LEGAL DESCRIPTION
Parcel 1:
Lot 2, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas, more specifically described as follows:
Beginning at the Northeast corner of Lot 2, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas; thence, South 0 degrees 00'00" East a distance of 500.00 feet to the Southeast corner of said Lot 2; thence North 90 degrees 00'00" West a distance of 490.90 feet to the Southwest corner of said Lot 2; thence North 0 degrees 00'00" East a distance of 500.00 feet to the Northwest corner of said Lot 2; thence, North 90 degrees 00'00" East a distance of 490.90 feet to the point of beginning.
Parcel 2:
A non‑exclusive easement for the benefit of Parcel 1 as created by the instrument dated October 10, 1994 and recorded November 17, 1994, on Film 1489, Page 1020, for the purpose of joint ingress and egress over and across the north 75 feet of the east 25 feet of Lot 1, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas.
Parcel 3:
A non‑exclusive easement for the benefit of Parcel 1 as created by the instrument dated November 6, 1996 and recorded November 8, 1996, on Film 1652, Page 1358, for the purpose of vehicular (and pedestrian) ingress, egress, passage and delivery and installation, construction, repair and maintenance of utilities over, under, and across the following described premises: Commencing at the Northeast corner of Lot 1, Block 1, Sports & Recreation Addition to Wichita, Sedgwick County, Kansas; thence South along the East line of said Lot 1 a distance of 75.00 feet for the point of beginning; thence continuing South without deflection 381.94 feet; thence with a deflection angle 89,a57'01" right‑West 140.43 feet; thence following the arc of a curve to the left having a radius of 63.00 feet Southwesterly 48.77 feet; thence continuing tangent from said curve 10.21 feet to the Westerly line of said Lot 1; thence with a deflection angle 90,a00'00" right‑Northwesterly along the Westerly line of said Lot 1 a distance of 30.00 feet; thence with a deflection angle 90,a00'00" right‑Northeasterly 10.21 feet; thence following the arc of a curve to the right having a radius of 93.00 feet Northeasterly 72.00 feet; thence continuing tangent from said curve 95.48 feet; thence following the arc of a curve to the left having a radius of 30.00 feet Northeasterly 47.10 feet; thence continuing tangent from said curve and parallel with the East line of said Lot 1 a distance of 321.98 feet; thence with a deflection angle 90,a00'00" right‑East parallel with the North line of said Lot 1 a distance of 15.00 feet to the point of beginning.
Parcel 4:
A non‑exclusive easement for the benefit of Parcel 1 as created by the instrument dated October 10, 1994 and recorded November 17,1994 on Film 1489, Page 1019, for the purpose of constructing, maintaining, and repairing a drainage system, over, along, and under the following described tracts of land to‑wit: The centerline of a 10 foot drainage easement described as follows: Beginning at a point on the East line and 15 feet South of the Northeast corner of Lot 1, Block 1, of said Addition; thence West, parallel to and 15 feet South of the North line of said Lot 1, 305 feet; thence Northwesterly to a point on the West line and 5 feet South of the Northwest corner of said Lot 1; AND The centerline of a 10 foot drainage easement described as follows: Beginning at a point on the East line and 39 feet North of the Southeast corner of Lot 1, Block 1, of said Addition; thence Southwesterly to a point on the West line and 46.03 feet Northwest of the Southwest corner of said Lot 1.

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (the “Assignment”) is made this 26th day of January, 2023 by Zi Qian Zhang, an individual (“Assignor”), and 6959 Wichita LLC, a Kansas limited liability company (“Assignee”), and is approved by AEI Income & Growth Fund 25, LLC, a Delaware limited liability company, as to an undivided 60% interest and AEI Income & Growth Fund 26, LLC, a Delaware limited liability company, as to an undivided 40% interest (“Sellers”). This Assignment is made in connection with that certain PURCHASE AND SALE AGREEMENT, dated September 13, 2022 (the “Agreement”), by and between Assignor, as buyer, and Seller, as seller. This assignment is made pursuant to Section 23(d) of the Agreement.

For and in consideration of Ten and No/00 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee, all of its right, title, and interest in, to and under the Agreement for the acquisition of the real property located at 6959 E. 21st Street, Wichita, Kansas (the “Property”), and more fully described in the Agreement, but subject to all of the terms and conditions of the Agreement.

By accepting this Assignment, Assignee hereby assumes and agrees to perform all of the terms, covenants, and conditions of the Agreement to be performed on the part of Assignor as if Assignee was the original purchaser under the Agreement.

This Assignment shall be: (a) binding on the parties hereto, their heirs, executors, successors and assigns and (b) governed by, and construed in accordance with the laws of the State where the Property is located.

[Signatures begin on the next page- this instrument may be signed in counterparts, each of which shall be deemed an original-facsimile signatures shall be considered binding]

ASSIGNOR:
By: ___/s/ Zi Qian Zhang______________
Zi Qian Zhang
ASSIGNEE:

6959 Wichita LLC
a Kansas limited liability company
By: ___/s/ Zi Qian Zhang______________
Name: Zi Qian Zhang
Title: Member/Manager

Approved by Sellers:
AEI INCOME & GROWTH FUND 25, LLC
a Delaware limited liability company
By: AEI Fund Management XXI, Inc.,
a Minnesota corporation
its managing member

By: __/s/ Marni Nygard__________________
Name: Marni Nygard
Title: President

AEI INCOME & GROWTH FUND 26, LLC,
a Delaware limited liability company

By: AEI Fund Management, XXI, Inc,
a Minnesota corporation
its managing member

By: __/s/ Marni Nygard__________________
Name: Marni Nygard
Title: President

Biomat – Wichita, KS